Exhibit 99.1
RealNetworks LLC Announces Closing of Acquisition of RealNetworks, Inc. by CEO Rob Glaser

SEATTLE, WA – December 21, 2022 /PRNewswire/ -- RealNetworks LLC today announced the closing of the previously announced acquisition of RealNetworks, Inc. (the “Company”, “RealNetworks” or “Real”), by the Company’s founder, Rob Glaser and affiliates (the “merger”). The merger was approved by the Company's Board of Directors, based on the recommendation of a Special Committee of the Board of Directors consisting exclusively of independent directors, and by the Company’s shareholders. The final shareholder voting results were reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2022.
"Today, a new chapter begins at RealNetworks,” said Rob Glaser, “We named the entity that is acquiring Real “Greater Heights” because Real has great opportunities in front of us, which we will now work hard to unlock. I want to thank Real’s outgoing board for their diligent work over the years. More importantly I want to thank Real’s many partners and customers, and our outstanding team. Truly, the best is yet to come.”
Each outstanding share of common stock of the Company has been converted into the right to receive cash consideration of $0.73 per share (the “merger consideration”).
The Company’s common stock and preferred share purchase rights will be delisted from the Nasdaq Stock Market.
Houlihan Lokey acted as independent financial advisor and King & Spalding LLP acted as independent legal counsel to the Special Committee in connection with the transaction. Wilson Sonsini Goodrich & Rosati P. C. acted as legal counsel to the Company.
Imperial Capital acted as financial advisor and DLA Piper LLP (US) acted as legal counsel to Mr. Glaser.
More information regarding the merger can be found in the Company’s July 28, 2022, press release announcing the definitive merger agreement.
About RealNetworks
Building on a rich history of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. Real's portfolio includes SAFR, the world's premier computer vision platform for live video, KONTXT, an industry leading NLP (Natural Language Processing) platform for text and multi-media analysis, and leveraging its digital media expertise, a mobile games business focused on the large free-to-play segment. For information about all of our products, visit www.realnetworks.com.
RealNetworks is a registered trademark of RealNetworks LLC. All other trademarks, names of actual companies and products mentioned herein are the property of their respective owners.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include statements regarding payment of the merger consideration, delisting of the Company’s securities, and expectations for RealNetworks following the closing of the Transaction. These statements are based upon current expectations, beliefs and assumptions of RealNetworks management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the logistics associated with paying merger consideration to shareholders, the Company’s ability to realize operating efficiencies, growth and other benefits from business initiatives following the Closing, and other factors discussed in greater detail in

RealNetworks's filings with the SEC from time to time. You are cautioned not to place undue reliance on such statements. The forward-looking statements are presented as of the date made, and RealNetworks does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts:
Brian M. Prenoveau, CFA
MZ North America
561-489-5315
ir@realnetworks.com